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                                                                 EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the SAFECO Incentive Plan of 1987 and the SAFECO Long-term Incentive Plan of 1997 of SAFECO Corporation of our report dated January 28, 1997, with respect to the consolidated financial statements and schedules of American States Financial Corporation included in the Annual Report (Form 10-K) of American States Financial Corporation for the year ended December 31, 1996 and incorporated by reference in this Current Report on Form 8-K of SAFECO Corporation.

                                       ERNST & YOUNG LLP


Indianapolis, Indiana
June 20, 1997